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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 23, 2001, except for the fifth paragraph of Note 10 and Note 19, as to which the date is November 20, 2001 and except for the first five paragraphs of Note 14 and the tables entitled "Supplemental Segment Information" and "Products and Services Revenues" in Note 14 as to which the date is June 17, 2002, relating to the financial statements, which appears in Lucent Technologies Inc.'s Current Report on Form 8-K, filed June 17, 2002, for the year ended September 30, 2001. We also consent to the incorporation by reference of our report dated October 23, 2002, except for the fifth paragraph of Note 10 and Note 19, as to which the date is November 20, 2001 relating to the financial statement schedule, which appears in Lucent Technologies Inc. Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/S/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
New York, New York
June 17, 2002